UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(RULE 14A-101)
(SUPPLMEMENT NO. 1)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
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☐ Preliminary Proxy Statement
☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
MYERS INDUSTRIES, INC.

(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

(NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)
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Explanatory Note
On March 20, 2009, Myers Industries, Inc. (“Myers” or the “Company”) filed with the Securities and Exchange Commission (the “SEC”) its definitive proxy materials (the “Proxy Statement”) for its Annual Meeting of Shareholders to be held on April 30, 2009. After the Proxy Statement was filed with the SEC and mailed to shareholders, GAMCO Asset Management Inc. (“GAMCO”) filed with the SEC a preliminary proxy statement for the stated purpose of soliciting proxies in favor of a competing slate of directors and against certain of the Company’s proposals. As a consequence, the Company is now required to provide additional disclosure with respect to its proxy solicitation that was not previously required. In addition, the Company has taken this opportunity to update and correct certain other disclosures contained in the Proxy Statement. This supplement is first being mailed to shareholders on or about April 13, 2009.
The following disclosure is hereby added to the Proxy Statement:
Notice of Stockholder Nominees and Opposition to Proposals
On March 30, 2009, GAMCO filed with the SEC a preliminary proxy statement for the stated purpose of soliciting proxies at our Annual Meeting of Shareholders in favor of a slate of directors consisting of Edward F. Crawford, Clarence A. Davis, Gary Davis, and Avrum Gray. The preliminary proxy statement reported that GAMCO beneficially owns, on behalf of its clients, 1,724,275 shares of the Company’s common stock, without par value (“Common Stock”), and that affiliates of GAMCO beneficially own, on behalf of their investment advisory clients, an additional 1,669,400 shares of Common Stock. GAMCO also indicated that it intends to solicit proxies opposing Proposal No. 3 and Proposal No. 4 described on pages 24 and 31 of the Proxy Statement. If GAMCO proceeds to solicit proxies, our board of directors recommends that you NOT return their blue proxy card or otherwise vote as recommended by GAMCO.
Background to the Solicitation
In September 2008, GAMCO amended its Schedule 13D relating to the Company to disclose that it was considering contacting individuals concerning their interest and qualifications to serve on the Board of Directors of the Company and that GAMCO may submit recommendations for one or more individuals as nominee for director to the nominating committee of the Company. Following this disclosure, management of the Company attempted to contact representatives of GAMCO to discuss any specific concerns of GAMCO relating to the Company. Management received no response to these inquiries. In November 2008, GAMCO sent a letter to the Company announcing its intention to nominate Messrs. Crawford, Davis, Davis and Gray for election to the Company’s Board of Directors at the Annual Meeting of Shareholders to be held on April 30, 2009. Upon receiving GAMCO’s letter, a representative of the Company’s Board of Directors contacted GAMCO to further inquire about any specific concerns of GAMCO relating to the Company and to invite the individuals noted in GAMCO’s letter to participate in the candidate vetting process being conducted by the Company’s Corporate Governance and Nominating Committee. GAMCO declined to have its individuals participate in the Company’s review process and failed to articulate any specific concerns that it had regarding the operations of the Company. The Company received no further communications from GAMCO regarding the Company until the filing of GAMCO’s preliminary proxy statement with the SEC on March 30, 2009.
Recent Nominee Transactions in Our Common Stock
The following table sets forth all purchases or sales of securities of the Company effected during the past two years by the nominees for election as a director set forth in Proposal No. 1 of the Proxy Statement and recommended by your Board of Directors. The Common Stock acquired in these transactions was for the benefit of the individual purchasers and no part of the purchase price or market value of such Common Stock was represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such Common Stock. Mr. Byrd had no purchases or sales of securities of the Company during this period.

Nominee	Trade Date	Amount Acquired (Sold)	Price per Share ($)

Jon H. Outcalt	3/6/07	1,512	$9.45
Richard P. Johnston	3/22/07	1,512	$9.45
Edward W. Kissel	4/4/07	1,512	$9.45
Keith A. Brown	4/9/07	1,512	$9.45
Stephen E. Myers	4/24/08	4,400	$8.80
	9/19/08	(8,900)	$13.80
		(900)	$13.85
		(100)	$13.88

Nominee	Trade Date	Amount Acquired (Sold)	Price per Share ($)
		(100)	$13.93
		(29,107)	$14.00
		(2,700)	$14.01
		(1,000)	$14.02
		(1,000)	$14.03
		(1,400)	$14.04
		(500)	$14.05
		(200)	$14.07
		(300)	$14.08
		(100)	$14.10
		(3,693)	$14.12
John C. Orr	11/12/08	100	$6.96
		100	$6.98
		400	$6.99
		300	$7.00
		500	$7.01
		400	$7.02
		1,300	$7.03
		800	$7.04
		700	$7.05
		600	$7.06
		200	$7.07
		4,600	$7.08
Robert A. Stefanko	11/13/08	300	$6.67
John B. Crowe	1/29/09	1,000	$6.49	88
	3/13/09	900	$3.75
		100	$3.74
Executive Officers of the Company
Disclosure regarding the executive officers of the Company is set forth on page 17 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 filed with the SEC on March 16, 2009 under the heading “Executive Officers of the Registrant”, which is incorporated into this Proxy Statement by reference. This Annual Report was delivered to shareholders with the Proxy Statement. Copies of our filings with the SEC, including the Annual Report, are available to any shareholder through the SEC’s internet website at http://www.sec.gov or in person at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, DC 20549. Information regarding operations of the Public Reference Room may also be obtained by calling the SEC at 1-800-SEC-0330. Shareholders may also access our SEC filings free of charge on the Company’s own internet website at http://www.myersind.com. The content of the Company’s website is available for information purposes only, and is not incorporated by reference into this supplement or the Proxy Statement.
The following disclosure from page 2 of the Proxy Statement under the heading “Matters Related to the Proxy Statement” is replaced in its entirety as follows:
     Outstanding Shares and Quorum. On the record date, Myers had outstanding approximately 35,250,278 shares of common stock, without par value (“Common Stock”). Each share of Common Stock is entitled to one vote. For information concerning our “Principal Shareholders”, see the section headed “Security Ownership of Certain Beneficial Owners and Management”, below. In accordance with the Company’s Code of Regulations, the holders of shares of Common Stock entitling them to exercise a majority of the voting power of the Company, present in person or by proxy, shall constitute a quorum for the Annual Meeting. Shares of Common Stock represented by signed proxies will be counted toward the establishment of a quorum on all matters even though they are signed but otherwise unmarked, or marked “Abstain”, “Against” or “Withhold Authority.”

Votes Required.
•	With respect to Proposal No. 1, to elect the nine director candidates nominated by the Board, if a quorum is present at the Annual Meeting, the nominees for election as directors who receive the greatest number of votes cast will be elected as directors. Abstentions and broker non-votes will not affect the outcome of the election of directors.

•	Proposal No. 2, to ratify the appointment of the independent registered public accounting firm, is a non-binding proposal, but its approval requires the affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting. Broker non-votes will have no effect on Proposal No. 2. Abstentions or a failure by those present in person or by proxy to vote will act as a vote AGAINST Proposal No. 2. Even if the selection is ratified, the Audit Committee and the Board, in their discretion, may change the appointment at any time during the year if we determine that such a change would be in the best interests of the Company and our shareholders.

•	Proposal No. 3, to approve the adoption of the 2008 Incentive Stock Plan, requires the affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting. Broker non-votes will have no effect on Proposal No. 3. Abstentions or a failure by those present in person or by proxy to vote will act as a vote AGAINST Proposal No. 3.

•	Proposal No. 4, to approve and adopt an amendment to the Code of Regulations, requires the affirmative vote of the holders of record of our outstanding shares of Common Stock entitled to exercise a majority of the voting power of the Company. Abstentions, broker non-votes or a failure by you to vote will have the same effect as a vote AGAINST Proposal No. 4.
The disclosure from page 34 of the Proxy Statement under the headings “Shareholder Proposal for Inclusion in Proxy Statement” and “Cost of Proxy Solicitation” are replaced in their entirety by the respective provisions below:
     Shareholder Proposal for Inclusion in Proxy Statement. Any proposals to be considered for inclusion in the proxy statement to be provided to shareholders of Myers for its next annual meeting to be held in April 2010 may be made only by a qualified shareholder and must be received by Myers no later than November 20, 2009.
     Since no shareholder proposals were made by February 8, 2009, the enclosed white proxy card grants the proxy holders discretionary authority to vote on any matter raised at the Annual Meeting. If a shareholder intends to submit a proposal at our annual meeting of shareholders to be held in 2010 that is not eligible for inclusion in the proxy statement relating to the meeting, and the shareholder fails to give us notice in accordance with the requirements set forth in the Exchange Act no later than February 3, 2010, then the proxy holders will be allowed to use their discretionary authority if a proposal is properly raised at our annual meeting to be held in 2010.
     The submission of such a notice does not ensure that a proposal can be raised at our Annual Meeting.
Cost of Proxy Solicitation. The accompanying proxy is solicited by and on behalf of the Board of Directors of Myers, whose notice of meeting is attached to this Proxy Statement, and the entire cost of such solicitation will be borne by Myers. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by directors, officers and employees of Myers. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and Myers will reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith. Myers has also retained Innisfree M&A Incorporated to assist in the distribution of proxy materials and the solicitation of proxies at a cost of up to $182,500 plus reimbursement for customary costs and expenses. Myers has also agreed to indemnify Innisfree and certain related persons against certain liabilities arising out of or in connection with the engagement. Myers estimates that the total expenditures relating to its proxy solicitation (other than salaries and wages of officers and employees, but including the cost of mailing, related legal and advisory fees and any litigation related to the solicitation) will be approximately $450,000, of which approximately $170,000 has been incurred as of April 13, 2009.

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